FOR IMMEDIATE RELEASE Contact: Robert Forrester Executive Vice President, Chief Financial Officer CombinatoRx, Incorporated Phone: 617-301-7100 rforrester@combinatorx.com

COMBINATORX PRESENTS NEW DATA ON B-CELL MALIGNANCY PROGRAMS --Demonstrates Synergy and Efficacy in Several Models of Multiple Myeloma----Synergistic with Standard of Care and Emerging Therapies--

CAMBRIDGE, MA – December 9, 2008 – CombinatoRx, Incorporated (Nasdaq: CRXX) today announced the presentation of new preclinical data on its B-cell malignancy programs at the 50th Annual Meeting of the American Society of Hematology in San Francisco, California.

Data presented during the conference included a review of the Company’s adenosine A2A and beta-2 adrenergic receptor agonism programs; novel, selective and synergistic multiple myeloma targets that have demonstrated synergy with several drug classes and broad activity in multiple myeloma and other B-cell malignancy tumor cell lines. These data represent the collaborative efforts of CombinatoRx and the Jerome Lipper Multiple Myeloma Center at the Dana-Farber Cancer Institute in Boston, the Department of Medicine at Harvard Medical School and the Institute for Drug Development, Cancer Therapy and Research Center at the University of Texas Health Science Center in San Antonio.

Adenosine A2A and beta-2 adrenergic receptor agonists demonstrated:

·	broad activity in multiple myeloma cell lines
·	potent induction of apoptosis (cancer cell death)
·	selectivity and safety with broad therapeutic window tumor and normal cells
·	synergy with multiple myeloma standard-of-care therapies
·	increased activity in presence of IL-6
·	synergy preserved in the presence of bone marrow stroma
·	synergy in ex vivo multiple myeloma patient tumor cell samples

“The synergistic effects of the combinations in vitro have successfully translated into preclinical models of multiple myeloma in which the combinations appear to boost the overall efficacy of existing therapies,” commented Alexis Borisy, President and CEO of CombinatoRx. “These enhanced anti-tumor effects of the combinations have been demonstrated in both xenograft models and in ex vivo multiple myeloma patient tumor samples.”

“We are encouraged by the prospects of new multiple myeloma treatments that may act synergistically with standard-of-care therapies, potentially boosting the potency and providing improved efficacy for patients,” commented Kenneth C. Anderson, MD, Chief of the Division of Hematologic Neoplasia and Director of the Jerome Lipper Multiple Myeloma Center at Dana-Farber Cancer Institute and the Kraft Family Professor of Medicine at Harvard Medical School.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. This product portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its product candidates, their clinical potential and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company's ability to obtain collaboration partners or additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2008 CombinatoRx, Incorporated. All rights reserved.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com